Notice of Articles

BUSINESS CORPORATIONS ACT

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

RON TOWNSHEND
January 22, 2007

This Notice of Articles was issued by the Registrar on: January 22, 2007 09:54 AM Pacific Time

Incorporation Number: **BC0600967**

Recognition Date: Incorporated on February 8, 2000

NOTICE OF ARTICLES

Name of Company:

BROCKTON CAPITAL CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:
1100 - 888 DUNSMUIR STREET,
VANCOUVER BC V6C 3K4
CANADA

Delivery Address:
1100 - 888 DUNSMUIR STREET,
VANCOUVER BC V6C 3K4
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1100 - 888 DUNSMUIR STREET,
VANCOUVER BC V6C 3K4
CANADA

Delivery Address:
1100 - 888 DUNSMUIR STREET,
VANCOUVER BC V6C 3K4
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
KITCHEN, BRAD

Mailing Address:
#2875 POINT GREY RD
VANCOUVER BC V6K1A7

Delivery Address:
#2875 POINT GREY RD
VANCOUVER BC V6K1A7

Last Name, First Name, Middle Name:
Thornton, Bill

Mailing Address:
125 SCIMITAR BAY NW
CALGARY AB T3L 1L6
CANADA

Delivery Address:
125 SCIMITAR BAY NW
CALGARY AB T3L 1L6
CANADA

Last Name, First Name, Middle Name:
Stapleton, George

Mailing Address:
11 LEIGH COURT
SUGAR LAN TX 77479
UNITED STATES

Delivery Address:
11 LEIGH COURT
SUGAR LAN TX 77479
UNITED STATES

Last Name, First Name, Middle Name:
[illegible], George

Mailing Address:
15276 83RD AVE
SURREY BC V3S 8M7
CANADA

Delivery Address:
15276 83RD AVE
SURREY BC V3S 8M7
CANADA

PRE-EXISTING COMPANY PROVISIONS

The Pre-existing Company Provisions apply to this company.

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

October 20, 2006

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	common Shares	Without Par Value With Special Rights or Restrictions attached

2.	100,000,000	preferred Shares	Without Par Value
			With Special Rights or Restrictions attached